UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 23, 2009

SCM Microsystems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Oskar-Messter-Str. 13, Ismaning, Germany,		85737
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	+49 89 95 95 5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 23, 2009, SCM Microsystems, Inc. (“SCM”) announced that its stockholders voted to adjourn the special meeting of stockholders held on March 23, 2009 to consider and vote upon a proposal to approve the issuance of shares of SCM common stock and warrants to purchase shares of SCM common stock in connection with the prospective merger between SCM and Hirsch Electronics Corporation (“Hirsch”), pursuant to the Agreement and Plan of Merger, by and among SCM, Hirsch, and two wholly-owned subsidiaries of SCM, dated as of December 10, 2008.  The special meeting of stockholders has been adjourned until April 16, 2009.  The record date for stockholders entitled to vote at the special meeting remains February 11, 2009.  A copy of the press release announcing the adjournment of the special meeting of stockholders is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits
Exhibit	Description
99.1	Press Release issued on March 23, 2009

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

March 23, 2009	By:
Stephan Rohaly
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by SCM on March 23, 2009